NEWCOR, INC.
                          Exhibit 21 to Form 10-K
                    For the Year Ended October 31, 1995


                  List of Subsidiaries of the Registrant



                                                         Percentage
                                                       of Outstanding
                                  Jurisdiction of        Securities
Name of Subsidiary                 Incorporation      Owned by Parent
-----------------------           ---------------     ---------------
Rochester Gear, Inc.                  Michigan             100 %

Eonic Inc.                            Michigan             100 %

Newcor Machine Tool, Inc.             Michigan             100 %

Newcor Fraser, Inc.                   Michigan             100 %

Newcor Foreign Sales Corporation      Michigan             100 %